Exhibit 10.1
TWELFTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Twelfth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between Spy Optic Inc., a(n) California corporation (“Borrower”) and CapitalSource Business Finance Group, a dba of BFI Business Finance, a California corporation (“Lender”) as of this 19th day of February, 2015, at Campbell, California.

RECITALS

A.           Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated February 26, 2007.

B.           Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C.           Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.           Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2.           Effective Date.  The terms of this Modification shall be in full force and effect February 27, 2015.

3.           Modification to Agreement.  The Agreement is hereby modified as follows:

a.      The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

“Maximum Account Advance” means Nine Million and 00/100 Dollars ($9,000,000.00).

“Maximum Amount” means Nine Million and 00/100 Dollars ($9,000,000.00).

“Maximum Inventory Advance” means the lesser of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or one hundred percent (100%) of the A R Borrowing Base.”

b.      The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby partially amended and restated as set forth below (with the remainder of such definition(s) to remain unchanged):

“Prime Accounts” (w) Borrower has advised Lender of two (2) seasonal dating programs. The Snow Program (the “Snow Program”) consists of i) invoices issued in the months of August and September, all with due dates of January 15th; and ii) invoices issued in the months of October, November, and December, all with due dates of February 15th.  The March Madness Program (the “March Program”) consists of invoices issued in March, all with due dates on or after July 1st.  Lender shall deem such invoices under the Snow Program and the March Program to be Prime Accounts under the following terms: the period of time from the date of each invoice through and including fifteen (15) days beyond the due date shall be considered the “Billing Period.”  Invoices shall be considered consigned during the period of time from the date of the invoice up to but not including the final ninety (90) days (the “Final Ninety Days”) of the Billing Period (the “Consigned Period”). Provided that the invoices are in all other respects Prime Accounts, Lender shall make such sums available to Borrower at the following advance rates: (i) eighty percent (80%) of the face amount of each invoice during the Consigned Period; and (ii) eighty percent (80%) of the face amount of each invoice during the Final Ninety Days.”

4.           Fee.  On the Effective Date of this Modification, Borrower agrees to pay a  fee in the amount of Ninety Thousand and 00/100 Dollars ($90,000.00), which sum represents the amount of the Loan Fee due on such date.

5.           Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6.           Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

7.           Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

8.           Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Twelfth Modification to Loan and Security Agreement as of the date first set forth above.

CapitalSource Business Finance Group, a dba of BFI Business Finance /s/ Jugdeep Nijjar	Spy Optic Inc. /s/ James McGinty
By: Jugdeep Nijjar Its: Vice President	By: James McGinty Its: CFO